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                                                                    Exhibit 10.1

                               AGREEMENT TO AMEND
                            AMENDMENT TO AGREEMENTS
                                      AND
                               ROYALTY AGREEMENT


     This Agreement to Amend is entered into this 3rd day of June, 1996, by and between Theodore Venners ("Venners") and KFx Inc., a Delaware corporation whose principal place of business is 1999 Broadway, Suite 3200, Denver, Colorado 80202 ("KFx") (Venners and KFx are sometimes collectively referred to as the "Obligors"), and Edward Koppelman, 2009 South Douglas Highway, Gillette, Wyoming 82716, individually, as trustee of the Riverfront Trust, a Revocable Trust dated December 31, 1980, as trustee of F. H. Prince Trust, a Revocable Trust dated September 5, 1979, and as General Partner of KGM Associates, a California Limited Partnership ("KGM") (collectively "Koppelman"). (Venners, KFx and Koppelman are collectively referred to as the "Parties").

     WHEREAS, the Parties, together with Starkey A. Wilson, individually, S. A. Wilson, Inc., a Wyoming corporation and Koppelman Fuel Development Company, a California Limited Partnership, entered into the Amendment to Agreements and the Royalty Agreement of December 29, 1992 (collectively the "1992 Agreements"); and

     WHEREAS, ML Associates, a California Limited Partnership (ML"), The Goodman 1981 Revocable Trust ("Goodman"), and the remaining general partners of KGM were to have executed the 1992 Agreements but did not; and

     WHEREAS, Venners and others did on September 1, 1991 execute a modification agreement to the K-Fuel Rights Purchase Agreement dated March 21, 1984 and on said date did execute and deliver Amended and Restated Notes to (a) KGM, (b) ML and (c) Goodman in the aggregate amount of Fourteen Million One Hundred Eighty Two Thousand Three Hundred and Fifty Six Dollars ($14,182,356); and

     WHEREAS, Koppelman desires to provide for the indemnification of KFx and/or Venners in the event KGM, ML and Goodman are entitled to receive payments under said Amended and Restated Notes as a result of Adjusted Licensing Revenue, as that term is used in said Notes, deriving from the licensing of the Series C Technology and to pay any such indemnification out of the proceeds payable to Koppelman under this Agreement to Amend; and

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     WHEREAS, Koppelman desires to provide for the indemnification of KFx and/or
Venners in the event KGM, ML and Goodman are entitled to receive payments under said Amended and Restated Notes as a result of Adjusted Licensing Revenue and/or Sales Proceeds, as those terms are used in said Notes, deriving from licensing and/or sale of the K-Fuel/Koppelman Rights and to pay any such indemnification out of the proceeds payable to Koppelman under this Agreement to Amend; and

     WHEREAS, KFx Fuel Partners, L.P., a Wyoming limited partnership was granted a non-exclusive license from Edward Koppelman dated August 17, 1995 for the use of the technology embodied in United States Patent No. 5,290,523 (the "LP License"); and

     WHEREAS, Kennecott Alternative Fuels, Inc., a Delaware corporation ("KECC") and KFx formed K-Fuel, L.L.C., a Delaware limited liability company by executing the Limited Liability Company Agreement on April 19, 1996 ("LLC Agreement"); and

     WHEREAS, KFx and Heartland Fuels Corporation, a Wisconsin Corporation 85% owned by KFx ("Heartland"), have issued exclusive licenses to K-Fuel, L.L.C. which provide for payment of license fees and royalties to KFx and Heartland by sublicensees of K-Fuel, L.L.C. (the "LLC Licenses"); and

     WHEREAS, the Parties are desirous of amending the 1992 Agreements to change the manner and the amount of royalty payments by KFx to Koppelman (the "Payee");

     NOW, THEREFORE, the parties agree that:

     For and in consideration of the premises and the covenants and agreements herein contained and the payment of $300,000 to Koppelman by KFx upon execution hereof and the execution and delivery of the Promissory Note attached hereto as Exhibit A to Koppelman by KFx, the 1992 Agreements shall be, and hereby are, amended as follows:

     1. The amount of Royalty paid to the Payee shall aggregate $75,721,644. Koppelman agrees that in the event KFx and/or Venners are required to make payments to KGM, ML and Goodman under said Amended and Restated Notes because of the licensing of the Series C Technology Koppelman shall indemnify KFx and/or Venners for such payments and shall reimburse KFx and/or Venners for such payments from the payments due Koppelman by KFx under this Agreement to Amend.

     2. Koppelman agrees that in the event KFx and/or Venners are required to make payments to KGM, ML and Goodman under said Amended and Restated Notes because of the sale and/or licensing of the K-Fuel/Koppelman Rights Koppelman shall indemnify KFx and/or Venners for such payments and shall reimburse KFx and/or Venners for such payments from the payments due Koppelman by KFx under this Agreement to Amend.

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     3.  The $300,000 cash payment and the payment of the Promissory Note shall serve to reduce and shall be deducted from the $75,721,644 aggregate amount owed to Koppelman.

     4. The Royalty shall be payable to Koppelman in an amount equal to 25% of the license fee and royalty payments received by KFx under the LP License and the LLC Licenses, but shall be exclusive of the license fee and royalty payments paid by KFx to the State of Wyoming pursuant to the Stipulation and Agreement by and among the State of Wyoming; Energy Brothers Technology, Inc., a Wyoming corporation; Energy Brothers Holding, Inc., a Wyoming corporation; KFx; Venners; and Koppelman.


     All other terms, conditions, covenants and agreements in the 1992 Agreements shall remain in full force and effect, except as amended hereby.


     /s/ Edward Koppelman                        /s/ Theodore Venners
     --------------------------                  --------------------------
     Edward Koppelman                            Theodore Venners

                                                 KFx Inc.

                                                /s/ Theodore Venners
                                                ---------------------------
                                                Theodore Venners, Chairman





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